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     Delaware Investments Arizona Municipal Income Fund, Inc.
Delaware Investments Colorado Municipal Income Fund, Inc.
Delaware Investments National Municipal Income Fund
Delaware Investments Minnesota Municipal Income Fund II, Inc.
(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

DELAWARE INVESTMENTS® MUNICIPAL INCOME FUNDS ANNOUNCE APPROVAL OF NEW INVESTMENT MANAGEMENT AGREEMENTS

PHILADELPHIA, September 4, 2009 – Today, Delaware Investments Arizona Municipal Income Fund, Inc. (VAZ), Delaware Investments Colorado Municipal Income Fund, Inc. (VCF), Delaware Investments National Municipal Income Fund (VFL), and Delaware Investments Minnesota Municipal Income Fund II, Inc. (VMM)(together, the “Municipal Income Funds”) announced the approval of new investment management agreements by the Municipal Income Funds’ Boards of Trustees/Directors (the “Board”).

As noted in a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments) including Delaware Management Company, a series of Delaware Management Business Trust (the “Manager”), to Macquarie Group, a global provider of banking, financial, advisory, investment and funds management services. On September 3, 2009, the Municipal Income Funds’ Board met to consider: (1) a new investment management agreement between the Manager and the Municipal Income Funds; and (2) the submission of a proposal to the Municipal Income Funds’ shareholders to approve the new investment management agreement. The Board approved both of these proposals. Shareholders who own shares as of September 18, 2009 will receive a proxy statement that describes the proposal to approve the new investment management agreement in more detail.

The investment objective of each Municipal Income Fund, other than Delaware Investments National Municipal Income Fund, is to provide current income exempt from federal income tax and from the personal income tax of its state, if any, consistent with the preservation of capital. The investment objective of Delaware Investments National Municipal Income Fund is to provide current income exempt from regular federal income tax consistent with the preservation of capital. In addition, each Municipal Income Fund has the ability to utilize leveraging techniques in an attempt to obtain a higher return for the Municipal Income Fund.

About Delaware Investments:

Delaware Investments, an affiliate of Lincoln Financial Group, is a Philadelphia-based diversified asset management firm with more than $120 billion in assets under management as of June 30, 2009. Through a broad range of managed accounts and portfolios, mutual funds, retirement accounts, sub-advised funds and other investment products, Delaware Investments provides investment services to individual investors and to institutional investors such as private and public pension funds, foundations, and endowment funds. Delaware Investments is the marketing name for Delaware Management Holdings, Inc. and its subsidiaries. For more information on Delaware Investments, visit the company at www.delawareinvestments.com or for shareholder related questions, call 800 523-1918. Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE: LNC) and its affiliates. For more information on Lincoln Financial Group, visit www.lincolnfinancial.com.

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Media Contact:	Ayele Ajavon	Laurel O’Brien
	Media Relations	Media Relations
	Delaware Investments	Delaware Investments
	215 255-1632	484 583-1735
	AAjavon@delinvest.com	Laurel.OBrien@lfg.com